                                                                    Exhibit 24.1

                   POWER OF ATTORNEY AND CONFIRMING STATEMENT
                   ___________________________________________

        This Power of Attorney and Confirming Statement (this "Statement")
confirms that the undersigned has authorized and designated each of William E.
Conway, Jr., Daniel A. D' Aniello, David M. Rubenstein, Adena T. Friedman and
Jeffrey W. Ferguson to execute and file on the undersigned's behalf all Forms 3,
4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of The Carlyle Group
L.P. The authority of William E. Conway, Jr., Daniel A. D' Aniello, David M.
Rubenstein, Adena T. Friedman and Jeffrey W. Ferguson under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his or her ownership of or transactions in securities of The
Carlyle Group L.P., unless earlier revoked in writing. The undersigned acknowledges that William E. Conway, Jr., Daniel A. D'Aniello, David M.
Rubenstein, Adena T. Friedman and Jeffrey W. Ferguson are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

        In witness whereof, this Statement is signed and dated as of the date set forth below.

Date: Jan. 30, 2012                     By: /s/ David M. Rubenstein
      _____________                         ___________________________________
                                        Name:  David M. Rubenstein
                                        Title: Director of Carlyle Group
                                               Management L.L.C., Founder and
                                               Co-Chief Executive Officer